Exhibit 99.1

Sorrento Announces Completion of Enrollment in the Cynviloq™ Registrational TRIBECA™ Study

SAN DIEGO, Jan. 28, 2015 /PRNewswire/ — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), an oncology company developing new treatments for cancer and associated pain, announced today that the last patient in (total n = 111 patients) has been randomized in the ongoing TRIBECA™ (TRIal establishing bioequivalence [BE] between Cynviloq™ and Albumin-bound paclitaxel*) registrational trial. Patients were enrolled globally from sites in USA, Eastern Europe, and Asia. The ongoing safety assessment from treated patients continues to reveal no unexpected adverse events and the data is consistent with the toxicity profile reported in the literature with albumin-bound paclitaxel. Previously, Sorrento announced positive pharmacokinetic (PK) data from the first eight (8) patients enrolled in the TRIBECA study.

About Sorrento Therapeutics, Inc.

Sorrento is an oncology company developing new treatments for cancer and associated pain. Sorrento’s most advanced asset Cynviloq™, the next-generation nanoparticle paclitaxel, commenced its registrational trial in March 2014 and is being developed under the abbreviated 505(b)(2) regulatory pathway. Sorrento is also developing resiniferatoxin (RTX), a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the NIH to treat terminal cancer patients suffering from intractable pain.

The company recently signed a definitive agreement with NantWorks to form a global joint venture – “The Immunotherapy Antibody JV” company- to focus on next generation cancer and autoimmune diseases immunotherapies. Sorrento also entered into a definitive agreement with Conkwest, Inc., a privately-held immuno-oncology company developing proprietary Neukoplast®, a Natural Killer (NK) cell-line based therapy, to jointly develop next generation CAR.TNK (Chimeric Antigen Receptor Tumor-attacking Neukoplast®) immunotherapies for the treatment of cancer. The CAR.TNK™ technology platform combines Conkwest’s proprietary Neukoplast cell line with Sorrento’s proprietary G-MAB® fully human antibody technology and CAR designs to further enhance the potency and targeting of Neukoplast. Both companies will jointly own and share development costs and revenues from any developed CAR.TNK cell line products.

The company has made significant advances in developing human monoclonal antibodies, complemented by a comprehensive and fully integrated antibody drug conjugates (ADC) platform that includes proprietary conjugation chemistries, linkers and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, mono- and bi-specific therapeutic antibodies, ADCs and adoptive cellular immunotherapy.

*	Abraxane® (paclitaxel albumin-bound particles for injectable suspension) (albumin-bound), registered trademark of and marketed by Celgene Corp.

Cynviloq, G-MAB, CAR.TNK, Chimeric Antigen Receptor Tumor-attacking Neukoplast and TNK are trademarks owned by Sorrento Therapeutics, Inc.

Neukoplast, Neukopanel and NK-92 are trademarks owned by Conkwest, Inc.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s Cynviloq registrational trial; Sorrento’s advances made in developing RTX and human monoclonal antibodies using its proprietary G-MAB fully human antibody technology, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento Contact:

Mr. George Uy

EVP & Chief Commercial Officer

Sorrento Therapeutics, Inc.

guy@sorrentotherapeutics.com

T: + 1 (661) 607-4057

SOURCE Sorrento Therapeutics, Inc.